Exhibit 3.1.37

FORM BCA 2.10 (rev. Dec. 2003)		2005R06904
ARTICLES OF INCORPORATION		02/23/2005	11:30AM
Business Corporation Act		SANGAMON COUNTY ILLINOIS
Jesse White, Secretary of State
Department of Business Services	FILED	$29.00
Springfield, IL 62756	FEB 14 2005	3
Telephone (217) 782-9522	JESSE WHITE	DELLA
(217) 782-6961	SECRETARY OF STATE

http://www.cyberdriveillinois.com		MARY ANN LAMM SANGAMON COUNTY RECORDER
Remit payment in the form of a cashier’s
check, certified check, money order
or an Illinois attorney’s or CPA’s check
payable to the Secretary of State.
SEE NOTE 1 TO DETERMINE FEES!

Filing Fee: $150.00 Franchise Tax $25 Total $175 File # 6405-014-1 Approved:          Submit in duplicate                   Type or Print clearly in black ink               Do not write above this line

1.	CORPORATE NAME:			EQUINOX MONROE STREET, INC.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

Information

2.	Initial Registered Agent:	Faxxon Legal Services Inc.
			First Name	Middle Initial	Last name
	Initial Registered Office:	2501 Chatham Road		Suite 110
		Number	Street	Suite #	(A P.O. BOX ALONE IS NOT ACCEPTABLE)
		Springfield	IL	62704
			City	ZIP Code	County

3.	Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor

Common, no par value	200	200	$100.00

		TOTAL =	$100.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

C-162.24	(over)

5. OPTIONAL:	(a) Number of directors constituting the inital board of directors of the corporation:	.
(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Address	City, State, ZIP

6. OPTIONAL:	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
	(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
	(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
	(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, eg., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	February 10	,	2005
	(Month & Day)		Year

Signature and Name		Address

1.	/s/ Jeffrey M. Weinhaus	1.	40 Wall Street, 32nd Floor
	Signature		Street

	Jeffrey M. Weinhaus		New York	NY	10005
	(Type or Print Name)		City/Town	State	ZIP Code
2.		2.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code
3.		3.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer’s name and title baneath signature.

Note 1: Fee Schedule	Note 2: Return to:
The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this State. (Minimum initial franchise tax is $25)	Rosen Weinhaus LLP
(Firm name)
Attn: Jeffrey M. Weinhaus
(Attention)
The filing fee is $150	40 Wall Street, 32nd Floor
(Mailing Address)
The minimum total due (franchise tax + filing fee) is $175.	New York, New York 10005
(City, State, ZIP Code)